SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                     __________________________________________
                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         Galileo International, Inc.
                 (Exact Name of Registrant as Specified in Its Charter)


          Delaware                         36-4156005
(State of Incorporation or Organization) (I.R.S. Employer Identification No.)

         9700 West Higgins Road, Suite 400
         Rosemont, Illinois                            60018
(Address of Principal Executive Offices)             (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. x

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box |_|

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to                    Name of each exchange on which
be so registered:                         each class is to be registered:


Common Stock                              Chicago Stock Exchange
Par value $.01 per share


Securities to be registered pursuant to Section 12(g) of the Act:

                              None

Item 1.  Description of Registrant's Securities to Be Registered.

     The description of the Registrant's Common Stock, par value $.01 per share, set forth under the heading "Description of Capital Stock" in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on July 24, 1997 in connection with the Registration Statement on Form S-1 (Registration No. 333-27495) of the Registrant filed by the Registrant with the Securities and Exchange Commission on May 20, 1997 (as supplemented and amended through the date hereof), is hereby incorporated by reference herein.




Item 2.           Exhibits

     1. Restated Certificate of Incorporation of the Registrant, incorporated by reference to exhibit 3.1 to the Registrant's Form 10-Q for the quarterly period ended June 30, 1997.

     2. Restated By-laws of the Registrant, incorporated by reference to exhibit 3.2 to the Registrant's Form 10-Q for the quarterly period ended June 30, 1997.

     3. Specimen Stock Certificate for Common Stock, par value $.01 per share, incorporated by reference to exhibit 4.2 to the Registrant's Registration Statement on Form S-1, including amendments (Registration No. 333-27495).


                                  SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  Galileo International, Inc.



                                 By: /s/ Paul H. Bristow
                                      Paul H. Bristow
                                      Senior Vice President, Chief
                                      Financial Officer and Treasurer


Date:  March 8, 1999